                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ____14a-11(c) or ____14a-12

                              GEOWORKS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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

                              GEOWORKS CORPORATION
                              960 ATLANTIC AVENUE
                           ALAMEDA, CALIFORNIA 94501

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 15, 1998

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Geoworks Corporation, a Delaware Corporation (the "Company"), will be held on Tuesday, September 15, 1998 at 11:00 a.m. local time at the Company's principal executive offices, located at 960 Atlantic Avenue, Alameda, California, for the following purposes:

     1. To elect directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

     2. To consider and vote upon a proposal to amend the Company's 1994 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 785,000 shares from 2,900,000 shares to 3,685,000 shares.

     3. To ratify the appointment of Ernst & Young L.L.P. as independent auditors of the Company for the fiscal year ended March 31, 1999.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on July 21, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DAVID A. THATCHER
                                          President and Chief Executive Officer
Alameda, California
August 3, 1998

                              GEOWORKS CORPORATION
                              960 ATLANTIC AVENUE
                           ALAMEDA, CALIFORNIA 94501
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Geoworks Corporation, a Delaware corporation ("Geoworks" or the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, September 15, 1998 at 11:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, located at 960 Atlantic Avenue, Alameda, California 94501. The telephone number at that location is (510) 814-1660. Only holders of record of the Company's Common Stock at the close of business on July 21, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting. At the close of business on July 21, 1998, the Company had 16,013,447 shares of Common Stock outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.

     These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended March 31, 1998, including financial statements, were first mailed on or about August 3, 1998 to all stockholders entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked (i) by a writing delivered to the Company (Attention: Teresa M. Gutierrez, Assistant Secretary) stating that the proxy is revoked, (ii) by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting or (iii) by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

VOTING RIGHTS

     Holders of the Company's Common Stock are entitled to one vote for each share held as of the above Record Date. Shares of Common Stock may not be voted cumulatively.

     Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Proposal Nos. 2 and 3 each require for approval the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting entitled to vote. All votes will be tabulated by the Inspector of Election appointed for the Annual Meeting who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum and have the same effect as negative votes with regard to the proposal. Broker non-votes will also be counted towards a quorum but will not be counted for any purpose in determining whether the proposal has been approved.

SOLICITATION OF PROXIES

     The Company will bear the cost of soliciting the enclosed proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic means or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such activities. In addition, the Company has hired and will pay the fees of a proxy solicitor estimated to be approximately $6,000.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than April 5, 1999 in order that they could be included in the proxy statement and form of proxy relating to that meeting. Stockholders wishing to bring a proposal before the 1999 Annual Meeting (but not include it in the Company's proxy material) must provide written notice of such proposal by July 17, 1999.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

DIRECTORS/NOMINEES

     The Company's Bylaws currently provide for a board of five (5) directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five (5) nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until his successor has been elected and qualified.

     The names of the nominees, and certain information about them are set forth below.

                                                                                        DIRECTOR
     NAME OF NOMINEE        AGE                   PRINCIPAL OCCUPATION                   SINCE
     ---------------        ---                   --------------------                  --------
Bernard A. Bianchino(1)...  49    Chief Business Development Officer of Sprint            1998
                                  Spectrum L.P.
Brian P. Dougherty(2).....  41    Chairman and Chief Technology Officer of Wink           1998
                                  Communications, Inc.
Gordon E. Mayer...........  40    Chairman of the Board of the Company                    1993
Eric E. Schmidt(1)(2).....  43    Chairman and Chief Executive Officer of Novell, Inc.    1993
David A. Thatcher.........  43    Chief Executive Officer, President and Chief            1998
                                  Financial Officer of the Company

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     There are no family relationships between any directors or executive officers of the Company.

     MR. BIANCHINO joined the Company's Board of Directors in July 1998. Since September 1995, Mr. Bianchino has been Chief Business Development Officer of Sprint Spectrum L.P., a wireless PCS company. Prior to that, he was Executive Vice President, General Counsel and Internal Affairs, of Qwest Corporation from August 1994 to September 1995. Prior to that, he was Vice President,
Law -- General Business for Sprint Corporation and U.S. Sprint from December 1986 to August 1994. Mr. Bianchino holds a B.A. degree in American citizenship and a J.D. degree from Washburn University.

     MR. DOUGHERTY founded Geoworks in 1983 and served as Chairman of the Board of the Company from its inception to May 1997. Mr. Dougherty also served as Chief Executive Officer of the Company from its

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

inception to March 1994. Mr. Dougherty served as a member of the Board of Directors from the Company's inception through May 1997. Mr. Dougherty re-joined the Company's Board of Directors again in July 1998. Mr. Dougherty is currently the Chairman of the Board of Wink Communications, Inc., a provider of interactive television software, which he founded in October 1994. Mr. Dougherty has also held the position of Chief Technology Officer at Wink since January 1997 and was Wink's Chief Executive Officer from October 1994 to January 1997. Mr. Dougherty is also the Chairman of the Board of Global PC, a new developer of a low cost PC platform, which he co-founded in February 1998. Mr. Dougherty has also served as a director of NeoMagic, a semiconductor company, since December 1996. Mr. Dougherty holds a B.S. in electrical engineering from the University of California at Berkeley.

     MR. MAYER became Chairman of the Board of Directors of the Company in May 1997. Mr. Mayer served as President from July 1993 to January 1998, and as Chief Executive Officer from March 1994 to June 1998. Prior to joining Geoworks, he was an "Entrepreneur in Residence" with Merrill, Pickard, Anderson & Eyre, a venture capital and investment management firm that manages private investment funds. From July 1991 to June 1992, Mr. Mayer was President and Chief Executive Officer of InfoChip, Inc., a developer of data compression hardware and software. From February 1988 to July 1991, he was Vice President, Sales and Marketing for Proxim, Inc., a supplier of OEM wireless data communications products. Mr. Mayer attended Purdue University, where he earned a B.S. and M.S. in electrical engineering.

     DR. SCHMIDT joined the Company's Board of Directors in January 1993. Since March 1997, he has been the Chairman and Chief Executive Officer of Novell, Inc. Prior to that, he was the Chief Technology Officer of Sun Microsystems, Inc., where he had been employed since 1983. Dr. Schmidt holds a B.S. in electrical engineering from Princeton University and a Ph.D. in electrical engineering from the University of California at Berkeley. He is also a director of Siebel Systems, Inc.

     MR. THATCHER joined the Company in March 1997 as Vice President, Administration and Chief Financial Officer. He became President in January 1998 and Chief Executive Officer in June 1998. Prior to joining the Company, Mr. Thatcher was Chief Financial Officer and Vice President of Finance and Operations with Diba, Inc. from May 1996 to January 1997, Chief Financial Officer and Vice President of Finance and Operations with the McKinley Group from December 1995 to May 1996, and Chief Financial Officer and Vice President of Finance and Administration at Peregrine Systems, Inc. from March 1993 to December 1995. Mr. Thatcher holds a B.S. degree in Accounting from San Diego State University.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four (4) meetings during the fiscal year ended March 31, 1998. No director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served, except for Clive Smith who resigned from the Board of Directors effective March 31, 1998. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Administration Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

     During fiscal 1998, the Audit Committee of the Board of Directors consisted of (i) former directors Dunlevie and Paajanen for the period of April 1, 1997 through October 7, 1997, (ii) Mr. Dunlevie from October 8, 1997 through October 15, 1997 and (iii) Mr. Dunlevie and former director Soini from October 16, 1997 through March 31, 1998. The Audit Committee held four (4) meetings during fiscal 1998. Currently, the Audit Committee consists of directors Bianchino and Schmidt. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     During fiscal 1998, the Compensation Committee of the Board of Directors consisted of Mr. Dunlevie and Dr. Schmidt for the period of April 1, 1997 through February 2, 1998 and Dr. Schmidt from February 3, 1998 through March 31, 1998. The Compensation Committee held five (5) meetings during fiscal 1998. Currently the Compensation Committee consists of directors Dougherty and Schmidt. The Compensation Committee reviews and approves the Company's executive compensation policy, including the salaries and bonuses of the Company's executive officers, and co-administers the Company's incentive stock plans together with the Stock Administration Committee.

     During fiscal 1998, The Stock Administration Committee consisted of Messrs. Dunlevie and Mayer for the period of April 1, 1997 through February 2, 1998 and Mr. Mayer from February 3, 1998 through March 31, 1998 and currently consists of Messrs. Mayer and Thatcher. The Stock Administration Committee administers stock grants for non-executive employees and consultants.

DIRECTOR COMPENSATION

     The Company does not compensate its directors for services as such, except pursuant to the discretionary grant provisions of its 1994 Stock Plan. During fiscal 1998, pursuant to such provisions, Mr. Dunlevie, a former director, was granted an option to purchase 5,000 shares on August 27, 1997, which was subsequently cancelled upon his resignation from the Board of Directors in February 1998; Mr. Schmidt was granted an option to purchase 5,000 shares on August 27, 1997; and Mr. Soini, a former director, was granted an option to purchase 10,000 shares on October 16, 1997, which was subsequently cancelled upon his resignation from the Board of Directors in May 1998.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE NOMINEES SET FORTH HEREIN.

         PROPOSAL 2 -- APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF
             SHARES RESERVED FOR ISSUANCE UNDER THE 1994 STOCK PLAN

     The 1994 Stock Plan (the "Option Plan") was adopted by the Board of Directors and approved by the stockholders in 1994. The Option Plan was amended by the Board of Directors in 1995, to allow for the granting of performance-based stock and cash awards. Such amendment was approved by the stockholders in 1995. The Option Plan was amended by the Board of Directors in June 1996 to increase the number of shares reserved for issuance under the Option Plan from 1,500,000 to 2,150,000. The stockholders approved this increase in August 1996. In addition, the Option Plan was amended in May 1997 to increase the number of shares reserved for issuance under the Option Plan from 2,150,000 to 2,900,000. The stockholders approved this increase in August 1997.

     Stock options and stock grants play a key role in the Company's ability to recruit, reward and retain employees, consultants and directors. Technology companies have historically used stock options and stock grants as an important part of recruitment and retention packages. The Company competes directly with these technology companies for experienced personnel and must be able to offer comparable packages to attract the caliber of individuals that the Company believes is necessary to remain competitive.

PROPOSED AMENDMENT TO THE OPTION PLAN

     The Company is seeking stockholder approval for an amendment to the Option Plan to increase the number of shares of Common Stock reserved thereunder. Under the proposed amendment, the shares reserved for issuance under the Option Plan will be increased from 2,900,000 shares to 3,685,000 shares (an increase of 785,000 shares) or 4.9% of the Company's total shares outstanding as of July 21, 1998. The Board approved the proposed amendment in April 1998, to be effective upon stockholder approval.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE AMENDMENT TO THE OPTION PLAN.

     The essential provisions of the Option Plan are set forth below:

GENERAL

     The Option Plan provides for the grant of options and performance-based stock and cash awards (collectively "Awards") to employees, consultants and outside directors of the Company.

     Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options. See "Tax Information" below for information concerning the tax treatment of both incentive stock options and non-statutory stock options.

PURPOSE

     The purpose of the Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, consultants and outside directors of the Company and to promote the success of the Company's business.

ADMINISTRATION

     The Option Plan is administered by the Company's Compensation Committee of the Board.

     The interpretation and construction of any provision of the Option Plan by the Board or the Compensation Committee is final and conclusive. Members of the Board and the Compensation Committee receive no separate compensation for their services in connection with the administration of the Option Plan.

ELIGIBILITY

     The Option Plan provides that Awards may be granted to employees (including officers), consultants and outside directors of the Company and its designated subsidiaries. The Compensation Committee of the Board selects the optionees and determines the number of shares to be subject to each option. Directors may receive discretionary grants under the Option Plan. In addition, the Compensation Committee may grant cash or stock bonus awards ("Performance Awards") either alone, in addition to, or in tandem with other awards granted outside the Option Plan or pursuant to the Option Plan. As of July 21, 1998 there were approximately 140 employees eligible to participate in the Option Plan, 2,541,021 shares were subject to outstanding options and 152,536 shares were available for future grant under the Option Plan. Over the term of the Option Plan, the following Named Executive Officers (defined below) have been granted options to purchase Common Stock as follows: Gordon E. Mayer, 159,500 shares; David E.J. Crisp, 50,000 shares; David A. Thatcher, 220,000 shares; Leland J. Llevano, 175,000 shares; Jordan J. Breslow, 142,000 and Donald L. Reeves, III, 151,000 shares. In addition, as of July 21, 1998, all current executive officers as a group, all current directors who are not executive officers and all employees who are not executive officers have been granted options to purchase 1,077,500 shares, 9,375 shares and 2,992,322 shares, respectively. Options for 1,331,733 shares previously granted have been canceled and returned to the option pool and options granted for 206,443 shares have been exercised through July 21, 1998. Currently, there are consultants participating in the Option Plan.

TERMS OF OPTIONS

     The terms of options granted under the Option Plan are to be determined by the Board or its committee but are not to exceed ten years from the date of grant. Each option is evidenced by a stock option agreement between the Company and the optionee to whom such option is granted, and is generally subject to the following additional terms and conditions:

          (a) Exercise of the Option. The Option Plan provides the Compensation Committee with the discretion to determine when options granted thereunder become exercisable, subject to certain limitations on the exercisability of options granted to directors. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased, and tendering payment of the purchase price to the Company. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, other shares of Common Stock or such other consideration as determined by the Compensation Committee.

          (b) Exercise Price. The exercise price of options granted under the Option Plan is determined by the Board of Directors, and may in no event be less than the fair market value of the Common Stock on the date the option is granted. However, the exercise price of a stock option granted to a person who, at

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

     the time of grant, owns stock representing 10% of the voting power of all classes of stock of the Company or any subsidiary, may not be less than 110% of fair market value on the date of grant. The Compensation Committee determines such fair market value based upon the closing sales price (or the closing bid if no sales are reported) of the Common Stock in the Nasdaq National Market on the date prior to the date on which the option is granted.

          (c) Termination of Employment or Services. The Option Plan provides that if the optionee's employment by the Company or service as an outside director or consultant is terminated for any reason other than death or disability, the option generally may be exercised no more than 90 days after such termination, but only to the extent the option was exercisable on the date of termination.

          (d) Death. If an optionee should die while employed by the Company, or while serving as an outside director or consultant of the Company, options may be exercised at any time within 12 months after the date of death (but in no event later than the option's expiration date) to the extent that the options would have been exercisable at the date of death.

          (e) Disability. If an optionee is unable to continue his or her employment or service as a director or consultant as a result of his or her total and permanent disability, options may be exercised at any time within six months (or such other period of time not exceeding 12 months as is determined by the Compensation Committee and specified in the option agreement) after the date of termination, but only to the extent the option was exercisable on the date of such termination.

          (f) Termination of Options. Incentive stock options and non-statutory stock options granted under the Option Plan expire 10 years from the date of grant, unless otherwise provided in the option agreement. However, incentive stock options and non-statutory stock options granted to an optionee who, at the time of the grant of such option, owned more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation may not have a term of more than five years. No option may be exercised by any person after such expiration.

          (g) Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during his or her lifetime only by the optionee, or in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

          (h) Acceleration of Options. In the event of a merger or consolidation in which the Company is not the surviving entity, the Board is obligated either to accomplish an assumption or substitution of options or to give notice of the acceleration of the optionee's right to exercise his or her outstanding options in full at any time within 15 days of such notice.

          (i) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Compensation Committee.

PERFORMANCE-BASED COMPENSATION LIMITATION

     No employee shall be granted, in any fiscal year, options to purchase more than 250,000 shares. The foregoing limitation, which shall be adjusted proportionately in connection with any change in the Company's capitalization (such as a stock split), is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. In the event that the Compensation Committee determines that such limitations are not required to qualify options as performance-based compensation, the Compensation Committee may modify or eliminate such limitations.

TERMS OF PERFORMANCE AWARDS

     The terms of Performance Awards granted under the Option Plan are to be determined by the Board or the Compensation Committee. Performance Awards shall not require payment by the recipient of any consideration. The Board or the Compensation Committee shall determine the performance and/or employ-

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

ment factors to be used in the determination of the amount of Performance Awards and the extent to which such Performance Awards have been earned.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an exchange of Common Stock for a greater or lesser number of shares, appropriate adjustment shall be made in the option price and in the number of shares subject to the option.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors may amend the Option Plan at any time or may terminate it without approval of the stockholders. However, no such action by the Board of Directors or stockholders may alter or impair any option previously granted under the Option Plan without the consent of the optionee. In any event, the Option Plan will terminate in 2004.

     The Option Plan provides that stockholder approval of any amendment to the Option Plan will be required only to the extent necessary to comply with then current provisions of Rule 16b-3 under the Securities Exchange Act of 1934 or
Section 422 of the Code (or any other applicable law or regulation).

FEDERAL INCOME TAX INFORMATION

     THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE EQUITY INCENTIVE PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

     Incentive Stock Options. A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax ("AMT")). If the Participant holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

     If the Participant disposes of ISO Shares prior to the expiration of either required holding period described above (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term, mid-term, or short-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant.

     Alternative Minimum Tax. The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

     Nonqualified Stock Options. A Participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the Participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. The included amount will be treated as ordinary income by the Participant and may be subject to withholding by the Company (either by payment in cash or withholding out of the Participant's salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

     Restricted Stock and Stock Bonus Awards. Restricted stock and stock bonus awards will generally be subject to tax at the time of receipt, unless there are restrictions that enable the Participant to defer tax. At the time that tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

     Maximum Tax Rates. The maximum rate applicable to ordinary income is 39.6%. Long term capital gain on stock held for more than eighteen months will be taxed at a maximum rate of 20%. Mid-term capital gain on stock held for eighteen months or less, but more than one year, will be taxed at a maximum rate of 28%. Capital gains will continue to be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

     Tax Treatment of the Company. The Company generally will be entitled to a deduction in connection with the exercise of a NQSO by a Participant or the receipt of restricted stock or stock bonuses by a Participant to the extent that the Participant recognizes ordinary income and the Company properly reports the income received by the Participant in connection with the award. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares and the Company properly reports the income received by the Participant in connection with the award.

ERISA

     The Equity Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

                               NEW PLAN BENEFITS

                                                                    1994 STOCK PLAN(1)
                                                              -------------------------------
                     NAME AND POSITIONS                       DOLLAR VALUE   NUMBER OF SHARES
                     ------------------                       ------------   ----------------
Gordon E. Mayer.............................................      $ --              --
David A. Thatcher...........................................        --              --
Leland J. Llevano...........................................        --              --
Jordan J. Breslow...........................................        --              --
Donald L. Reeves, III.......................................        --              --
David E.J. Crisp............................................        --              --
All current executive officers as a group (6 persons).......        --              --
All current directors who are not executive officers as a
  group (3 persons).........................................        --              --
All employees, including all current officers who are not
  executive officers, as a group............................        --              --

---------------
(1) The amounts of future option grants under the 1994 Stock Plan to (i) the Named Executive Officers; (ii) all current executive officers as a group
    (iii) all current directors who are not executive officers as a group; and
    (iv) all employees, including all officers who are not executive officers, as a group are not determinable because, under the terms of the Option Plan, such grants are made in the discretion of the Compensation Committee or its designees. Future option exercise prices under the Plan are not determinable because they are based upon the fair market value of the Company's Common Stock on the date immediately prior to the date of grant.

       PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young L.L.P., independent auditors, to audit the financial statements of the Company for the year ending March 31, 1999, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young L.L.P. has audited the Company's financial statements since the six month period ended March 31, 1990. Representatives of Ernst & Young L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of July 21, 1998 by (a) each beneficial owner of more than 5% of the Company's Common Stock,
(b) the Named Executive Officers (as defined below), (c) each director/ nominee of the Company, and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

               BENEFICIAL OWNER                 SHARES BENEFICIALLY OWNED    PERCENTAGE BENEFICIALLY OWNED
               ----------------                 -------------------------    -----------------------------
Travelers Group Inc.(1).......................          4,122,625                        25.7%
Nokia Mobile Phones Ltd.(2)...................          1,000,000                         6.2
Putnam Investments Inc.(3)....................            989,075                         6.2
Gordon E. Mayer(4)............................            146,500                           *
David E.J. Crisp(5)...........................             96,813                           *
Leland J. Llevano(6)..........................             91,356                           *
Jordan J. Breslow(7)..........................             76,584                           *
David A. Thatcher(8)..........................             55,417                           *
Donald L. Reeves, III(9)......................             49,700                           *
Brian P. Dougherty (10).......................             20,000                           *
Eric E. Schmidt (11)..........................             17,750                           *
Bernard A. Bianchino..........................              1,000                           *
All directors and executive officers as a
  group (11 persons)(12)......................            565,834                         3.4

---------------
  *  Less than one percent of the outstanding shares of Common Stock.

 (1) Based on the Schedule 13G/A filed by Travelers Group Inc. ("Travelers") dated April 9, 1998, on behalf of itself, Mutual Management Corp., Smith Barney Inc. and Salomon Smith Barney Holdings Inc. The address of Travelers is 388 Greenwich Street, Legal Dept. 20th Floor, New York, New York 10013.

 (2) Based on the Schedule 13D filed by Nokia Mobile Phones Ltd. ("Nokia") dated February 17, 1995. The address of Nokia is P.O. Box 68, Kanslerinkatu 14, 4th Floor, Fin-33721, Tampere, Finland.

 (3) Based on Amendment Number 1 to Schedule 13G filed by Putnam Investment Inc. on behalf of itself, Marsh & McLennan Companies, Inc., Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. The address of Putnam Investment Inc. is One P.O. Box Square, Boston, Massachusetts 02109.

 (4) Represents 74,500 shares issuable pursuant to options exercisable within 60 days of July 21, 1998, 24,000 shares held by Mayer Family Partners LP, 12,500 shares held by the Mayer Family Revocable Trust dated October 5, 1995, 25,000 shares held by Custom Technology Growth Fund LLC and 5,000 shares held in trust for each of Mr. Mayer's two daughters.

 (5) Includes 45,833 shares issuable pursuant to options exercisable within 60 days of July 21, 1998.

 (6) Includes 71,250 shares issuable pursuant to options exercisable within 60 days of July 21, 1998.

 (7) Includes 75,931 shares issuable pursuant to options exercisable within 60 days of July 21, 1998.

 (8) Includes 55,417 shares issuable pursuant to options exercisable within 60 days of July 21, 1998.

 (9) Includes 48,771 shares issuable pursuant to options exercisable within 60 days of July 21, 1998.

(10) Includes 20,000 shares held by Brian P. Dougherty and Anna M. Lijphart as trustees under the 1995 Dougherty Charitable Remainder Unitrust.

(11) Includes 4,375 shares issuable pursuant to options exercisable within 60 days of July 21, 1998.

(12) Includes 18,796 shares held by an executive officer who does not appear in the table and 388,995 shares issuable pursuant to options exercisable within 60 days of July 21, 1998.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation received for services rendered to the Company in all capacities, for the last three fiscal years ended March 31, 1998, by (i) the Company's Chief Executive Officer, (ii) the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 1998 and (iii) one additional individual who was an executive officer for a portion of fiscal 1998 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                     ------------
                                                        ANNUAL COMPENSATION           NUMBER OF
                                                 ----------------------------------   SECURITIES
                                                                       OTHER ANNUAL   UNDERLYING
      NAME AND PRINCIPAL POSITION         YEAR    SALARY    BONUS(1)   COMPENSATION    OPTIONS
      ---------------------------         ----   --------   --------   ------------  ------------
Gordon E. Mayer.........................  1998   $220,000   $26,394         --          17,500
Chairman of the Board                     1997    220,000    33,000         --         130,000
and former Chief Executive Officer        1996    200,275    35,000         --              --
David E.J. Crisp(2).....................  1998    165,666    21,655         --          50,000
Former Vice President, Marketing and
  Business Development                    1997     11,333        --         --          50,000
David A. Thatcher(3)....................  1998    152,500    23,187         --         120,000
Chief Executive Officer, President and
  Chief Financial Officer                 1997      3,231        --         --         100,000
Leland J. Llevano.......................  1998    120,000    40,618     $40,540(4)      10,000
Vice President,                           1997    120,000    75,659         --          40,000
Strategic Partnerships                    1996    129,501     5,000         --          50,000
Jordan J. Breslow.......................  1998    140,000    13,437         --          10,000
Vice President, General Counsel           1997    140,000    26,250         --          52,000
                                          1996    130,275    16,500         --          50,000
Donald L. Reeves, III...................  1998    125,625    16,951         --          49,000(5)
Vice President, Engineering               1997    105,000     8,200         --           4,000
                                          1996     84,141       500         --          25,000

---------------
(1) Includes cash profit sharing, cash bonuses and commissions earned for the fiscal year, whether accrued or paid.

(2) Mr. Crisp was the Vice President, Marketing and Business Development of the Company until March 16, 1998. Pursuant to an agreement, dated March 16, 1998, between the Company and Mr. Crisp, the Company is compensating Mr. Crisp for the period between March 16, 1998 and November 16, 1998 at a rate of $15,000 per month (an aggregate of $120,000). Mr. Crisp remains an employee of the Company.

(3) Mr. Thatcher joined the Company late in March 1997, and accordingly, compensation information for fiscal 1997 reflects less than one month of service. In January 1998, Mr. Thatcher became President of the Company and in June 1998 he became Chief Executive Officer of the Company.

(4) Represents commission earned in 1998.

(5) Includes an option for 4,000 shares granted in fiscal 1997 that was subsequently repriced in fiscal 1998.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended March 31, 1998. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                          OPTION GRANTS IN FISCAL 1998

                                                                                    POTENTIAL REALIZABLE
                                           INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                        -------------------------------------------------------        ANNUAL RATE OF
                        NUMBER OF       % OF TOTAL                                      STOCK PRICE
                        SECURITIES       OPTIONS                                      APPRECIATION FOR
                        UNDERLYING      GRANTED TO      EXERCISE                        OPTION TERM
                         OPTIONS        EMPLOYEES       PRICE PER    EXPIRATION    ----------------------
         NAME           GRANTED(1)    IN FISCAL 1998      SHARE         DATE          5%          10%
         ----           ----------    --------------    ---------    ----------    --------    ----------
Gordon E. Mayer.......    17,500           1.0%           $8.47       08/19/07     $ 93,205    $  236,199
David E.J. Crisp......    50,000           2.8             6.22       07/16/07      195,549       495,558
David A. Thatcher.....    20,000           1.3             8.47       08/19/07      106,520       269,942
                         100,000           5.7             5.81       02/03/08      365,545       926,363
Leland J. Llevano.....    10,000           0.5             8.47       08/19/07       53,260       134,971
Jordan J. Breslow.....    10,000           0.6             8.47       08/19/07       53,260       134,971
Donald L. Reeves,
  III.................     4,000           0.2             6.53       06/03/07       16,430        41,637
                          45,000           2.6            16.63       09/23/07      470,492     1,192,319

---------------
(1) All options except those granted to Messrs. Llevano and Breslow on August 19, 1997 have a ten-year term and vest over four years, ratably at 1/48 per month. Options granted to Messrs. Llevano and Breslow on August 19, 1997 have a ten-year term and vest 100% on August 19, 1998.

OPTION EXERCISES AND HOLDINGS

     The following table provides information with respect to option exercises in fiscal 1998 by the Named Executive Officers and the value of such officers' unexercised options at March 31, 1998:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                SHARES                    OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(2)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME               EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Gordon E. Mayer.............        --             --       41,958         117,542        $ 8,695       $  2,585
David A. Thatcher...........        --             --       30,000         190,000         20,640        211,110
Leland J. Llevano...........        --             --       66,334          56,666          7,442          1,958
Jordan J. Breslow...........     3,000        $19,000       58,639          61,458         54,843             --
Donald L. Reeves, III.......        --             --       43,884          52,166        130,137          3,599
David E.J. Crisp............        --             --       45,833              --         40,706             --

---------------
(1) Market value of underlying securities on the exercise date, minus the exercise price.

(2) Value is based on the last reported sale of the Company's Common Stock on the Nasdaq National Market of $7.44 per share on March 31, 1998 (the last trading day for fiscal 1998), minus the exercise price of in-the-money options.

                              CERTAIN TRANSACTIONS

     In February 1995, the Company sold 1,000,000 unregistered shares of its Common Stock to Nokia Mobile Phones Ltd. ("Nokia"), greater than 5% stockholder of the Company at an aggregate purchase price of $7,500,000. The Company agreed to nominate a Nokia representative as one of management's nominees for the Company's Board of Directors, and to use its best efforts to cause his election, for so long as Nokia holds at least five percent of the combined voting power of all outstanding voting stock and desires to hold such seat on the Board of Directors. The Company also granted Nokia registration rights with respect to the shares purchased. Such rights are shared by certain other stockholders of the Company.

     In December 1994, the Company and Nokia entered into an Agreement for the Terms and Conditions Regarding Software Development and Licensing. Under this agreement, the Company has licensed certain software technology to Nokia for incorporation by Nokia into various of its hardware products. In exchange, Nokia is required to pay certain engineering fees and royalties to the Company. In fiscal 1998, the Company recognized royalty revenue of $1,088,000 (including a $500,000 buy-down in the royalty payment schedule) and $650,000 of license revenue from Nokia and received non-recurring engineering fees of $1,960,000 from Nokia.

     During fiscal 1994, the Company agreed to lend $220,000 to Gordon E. Mayer, the Chairman of the Board of Directors of the Company, for the purchase of 330,000 shares of the Company's Common Stock under a promissory note bearing interest at 5% per annum, compounded semiannually. The loan was secured by a pledge of Mr. Mayer's shares of the Company's Common Stock and his principal residence. The note matures in October 1998. As of March 31, 1998, approximately $67,000 of principal and approximately $4,700 of accrued interest were outstanding under the note.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consisted of directors Soini and Schmidt as of March 31, 1998. Mr. Soini resigned from the Board on May 29, 1998. Currently, the Compensation Committee consists of directors Bianchino and Schmidt. None of such directors has ever been an officer of the Company. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "SEC") within specified time periods. Executive officers, directors and 10% stockholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, or written representations from such persons that no filings were required for them, the Company believes that during the year ended March 31, 1998, all Section 16(a) filing requirements applicable to its executive officers and directors were complied except that: David E.J. Crisp, a former executive officer of the Company, filed a Form 4 late with respect to six (6) sales transactions.

                               PERFORMANCE GRAPH

     The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this information by referencing and shall not otherwise be deemed soliciting material or filed under such Acts.

     The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for Geoworks, the Nasdaq Composite Stock Market Index (US) and the Hambrecht & Quist Software Sector Index. The graph assumes that $100 was invested in the Company's Common Stock, the Nasdaq Composite Stock Market Index (US) and the Hambrecht & Quist Software Sector Index from the date of the Company's initial public offering on June 23, 1994 through March 31, 1998. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                                    GEOWORKS
                          H&Q COMPUTER SOFTWARE INDEX
                       NASDAQ STOCK MARKET -- U.S. INDEX

                               PERFORMANCE GRAPH

                                                               H&Q SOFTWARE    NASDAQ STOCK MARKET
    MEASUREMENT PERIOD (FISCAL YEAR COVERED)       GEOWORKS    SECTOR INDEX       -- U.S. INDEX
    ----------------------------------------       --------    ------------    -------------------
June 23, 1994....................................  $100.00       $100.00             $100.00
September 30, 1994...............................   129.17        113.69              110.96
December 31, 1995................................   112.50        123.09              109.70
March 31, 1995...................................   135.42        140.73              119.59
June 30, 1995....................................   208.33        162.75              136.79
September 30, 1995...............................   320.83        176.94              153.27
December 31, 1995................................   316.67        176.43              155.14
March 31, 1996...................................   500.00        192.55              162.37
June 30, 1996....................................   591.67        209.95              175.63
September 30, 1996...............................   433.33        215.94              181.88
December 31, 1996................................   408.33        214.47              190.81
March 31, 1997...................................   110.42        195.72              180.47
June 30, 1997....................................    96.87        232.45              213.55
September 30, 1997...............................   272.92        278.73              249.68
December 31, 1997................................   160.42        259.32              234.20
March 31, 1998...................................   123.95        336.62              273.92

                         COMPENSATION COMMITTEE REPORT

INTRODUCTION

     The Compensation Committee Report below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed soliciting material or filed under such Acts.

     The Compensation Committee of the Board of Directors (the "Committee") is composed only of nonemployee directors. It is responsible for reviewing and recommending for approval by the Board of Directors (with assistance from the Stock Administration Committee of the Board established pursuant to the 1994 Stock Plan) the Company's compensation practices, executive salary levels and compensation programs, both cash-based and equity-based. The Committee generally determines the base salary levels and performance-based incentive compensation levels for executives at the end of each fiscal year, and reviews both those levels and the executives' performance against those levels on a quarterly basis.

COMPENSATION PHILOSOPHY

     The Committee has adopted an executive pay-for-performance philosophy covering all officers, including the Chief Executive Officer. This philosophy emphasizes variable compensation in order to align executive compensation with the Company's business objectives and performance. Further, the overall compensation philosophy is to attract, retain and reward executives who contribute both to the short-term and long-term success of the Company, and to motivate them through incentive compensation tied to performance objectives. The Committee believes that the interests of its executives are best aligned with those of the Company and its stockholders when the executives' overall compensation depends upon the Company's performance, and when the executives are themselves owners of stock in the Company. The Company encourages broad-based employee ownership of its stock through stock option and stock purchase programs in which, as a general rule, all regular employees with three (3) months of service, whose customary employment is at least twenty (20) hours per week and more than five (5) months per year are eligible to participate. Pay is sufficiently variable that above-average performance results in above-average total compensation, and below-average performance for the Company or the individual results in below-average total compensation. At the highest level, the focus is on corporate performance against objectives and individual contributions toward that performance. Secondarily, the focus is on strategic departmental objectives in support of the corporate mission, and individual contribution toward and satisfaction of those objectives.

COMPENSATION PROGRAM

     The Company has a comprehensive compensation program which consists of cash compensation, both fixed and variable, and equity-based compensation. The program has the following principal components:

  Cash-Based Compensation

     Base Salary: Base salary is predicated on industry and peer group comparisons and on performance judgments as to the past and expected future contribution by the individual executive officer, including, where appropriate, adjustment for any promotion or substantial increase in responsibilities. Market information and salary surveys are used as a frame of reference for annual salary adjustments and starting salaries. Executive officers of the Company are paid salaries in line with their responsibilities. These salaries are structured to be within the median range of salaries paid by competitors in the computer industry. In general, salary increases are made based on median increases in salaries for similar executives of similar sized companies in the high technology industry. The Committee's approach to base compensation is to offer competitive salaries in comparison with market practices. However, commencing with fiscal 1996, base salary has become a relatively smaller element in the total executive officer compensation package, as the Company has introduced greater pay-for-performance programs.

     Bonuses: The Company has an incentive program pursuant to which executive officers and a limited number of key employees may receive periodic cash bonuses beyond their base salary. The Committee has established for each executive officer, including the Chief Executive Officer, a set of performance objectives for the fiscal year primarily tied to the Company's financial performance, along with a target bonus tied to those objectives. The objectives, and the performance of each executive officer against his or her objectives, are reviewed quarterly, with input from the Chief Executive Officer. These financial objectives are generally based on the achievement of sales, revenue, net income or gross margin goals. Generally, executive officers may be eligible to receive a bonus of approximately twenty percent of their base salary if the objectives are fully met to the satisfaction of the Committee. The Committee also has the discretion to reduce the bonus to zero percent in the case of performance below expectations, or, conversely, to increase the bonus in recognition of exemplary contribution to the successful performance by the Company of its short- and long-term objectives.

  Equity-Based Compensation

     Stock Options: Consistent with prevailing compensation practices in high technology companies, stock options are a key component of each employee's total compensation package. The Company's practice is to grant stock options to all fulltime, regular employees. Options are generally granted upon commencement of employment, and vest over four years to encourage the option holders to continue in the employ of the Company. Subsequent stock options are granted periodically to provide additional incentive and in the case of a promotion or substantial increase in responsibilities, and occasionally to reward exemplary performance. The Company takes into account the compensation practices of the companies referenced above in its salary surveys as well as the past and expected performance in determining the size of grants made to executive officers.

     The following table sets forth certain information concerning the repricing of stock options held by executive officers of the Company through March 31, 1998.

                                                                PER SHARE      PER                  LENGTH OF
                                                   NUMBER OF     MARKET       SHARE                  ORIGINAL
                                                   SECURITIES   PRICE OF    EXERCISE    PER SHARE     OPTION
                                                   UNDERLYING   STOCK AT    PRICE AT       NEW         TERM
                                                    OPTIONS      TIME OF     TIME OF    EXERCISE    REMAINING
                                        DATE OF     REPRICED    REPRICING   REPRICING     PRICE     AT DATE OF
          NAME AND POSITION            REPRICING      (#)        ($/SH)      ($/SH)      ($/SH)     REPRICING
          -----------------            ---------   ----------   ---------   ---------   ---------   ----------
Donald L. Reeves III.................   6/3/97       4,000        $6.53      $17.75       $6.53      9 years,
  Vice President, Engineering                                                                        9 months

     Fiscal 1998 Option Repricing Program. In June 1997, the Company repriced options with an exercise price above the fair market value on June 3, 1997 which had been granted to non-executive employees under the Company's 1994 Stock Plan, Supplemental Stock Option Plan and 1997 Supplemental Stock Plan (the "Plans") during the period January 1, 1996 through June 3, 1997. New options that replaced existing options which were not scheduled to begin vesting until one year after the date of grant and had not begun vesting on or before June 3, 1997 (the "Cliff-Vesting Options"), vest at a rate of twenty-five percent (25%) of the option shares on June 3, 1998 and 1/48th per month thereafter. New options that replaced existing non-Cliff Vesting Options, vest at a rate of 1/48th per month beginning July 3, 1998. In September 1997, one of those employees who participated in this repricing became an executive officer of the Company. In May 1998, the Company elected to reprice stock options with an exercise price above the fair market value on May 5, 1998 which were granted to executive officers under the Company's 1994 Stock Plan or Supplemental Stock Option Plan during the period January 1, 1997 through April 23, 1998 (the "Repricing Period") which had not been previously repriced in order to respond to the substantial increase in competitive attempts to retain executive officers, who are essential to the Company's success. Repriced options granted during the Repricing Period vest at a rate of 1/48th per month beginning June 5, 1998. Competition for key employees in the software industry is intense and the use of significant stock options for retention and motivation of such personnel is pervasive in the high technology industries. The Company believes that stock options are a critical component of the compensation offered by the Company to promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions to the success of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee uses the factors and criteria described above for compensation decisions regarding the Chief Executive Officer. During fiscal year 1998, Mr. Mayer's compensation was largely based upon the Company's attainment of strategic objectives.

     The Committee recognized significant achievements by the Company under the leadership of Mr. Mayer during the fiscal year. These achievements include continued enhancement of the Company's potential as a market leader in the smart phone market through establishment of additional OEM and cellular operator relationships, including, for example, concluding an OEM agreement with Mitsubishi Electric Company for the licensing of the Company's operating system for a smart phone in Japan; the release within the United States of Nokia Mobile Phones Ltd.'s 9000i Communicator product, a smart phone incorporating the Company's operating system; the release in Japan of Toshiba Corporation's Genio smart phone, another smart phone incorporating the Company's operating system; and managing the growth of the Company within the operational guidelines as established by the Board of Directors. As a result of these achievements, the Board of Directors granted Mr. Mayer a bonus of $26,394.43, issued in two installments, $11,891.12 on July 15, 1997 and $14,503.31 on October 15, 1997.
However, because the Company did not realize a significant amount of revenue from such relationships within the past fiscal year, the Board of Directors granted Mr. Mayer only 17,500 stock options on August 19, 1997. The stock options were granted with forty-eight (48) month vesting periods and with an exercise price of $8.4688, representing the fair market value of the Company's stock on the grant date. On June 1, 1998, David A. Thatcher became Chief Executive Officer of the Company. His salary and bonus for the past fiscal year are reflected in the Executive Compensation table set forth in this Proxy. Mr. Thatcher is scheduled to receive a bonus in July 1998 in accordance with the financial objectives relating to Bonuses set forth above in this Compensation Committee Report.

     The Committee believes that both Mr. Mayer's and Mr. Thatcher's compensation are modest relative to that of other chief executive officers of publicly-held technology companies, but are appropriate in light of the Company's continued investment in an emerging market.

COMPENSATION LIMITATIONS FOR TAX PURPOSES

     The Committee has considered the potential impact of Section 162(m) (the "Section") of the Code adopted under the federal Revenue Reconciliation Act of 1993. The Section disallows any tax deduction for a publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any Named Executive Officer, unless compensation is performance-based. Since the targeted cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Committee believes that any options granted under the Option Plan will meet the requirement of being performance-based under the transition provisions provided in the regulations under the Section, the Committee believes that the Section will not reduce any tax deduction available to the Company.

SUMMARY

     The Committee believes that a fair and motivating compensation program has played a critical role in the Company's ability to attract and retain highly qualified executive officers

                                          Respectfully submitted by:

                                          The Compensation Committee

                                          ERIC E. SCHMIDT
                                          BRUCE DUNLEVIE

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BOARD OF DIRECTORS

Dated: August 3, 1998

                                    GEOWORKS

                                 1994 STOCK PLAN

                   (As amended and restated April 23, 1998)

         1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility to provide additional incentive to Employees, Consultants and Outside Directors of the Company and its Subsidiaries and to promote the success of the Company's business by granting Options and Performance Awards. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. The Plan also provides for automatic grants of Nonstatutory Stock Options to Outside Directors. Performance Awards granted under the Plan may be cash or stock bonus awards granted either alone, in addition to or in tandem with other awards granted under the Plan and/or awards made outside the Plan.

         2. Definitions. As used herein, the following definitions shall apply:

            (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 or Section 15 of the Plan.

            (b) "Board" means the Board of Directors of the Company.

            (c) "Code" means the Internal Revenue Code of 1986, as amended.

            (d) "Committee" means a Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

            (e) "Common Stock" means the Common Stock of the Company.

            (f) "Company" means Geoworks, a California corporation.

            (g) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and who is compensated for such services, and any director of the Company whether compensated for such services or not.

            (h) "Continuous Status as an Employee, Consultant or Outside Director" means the absence of any interruption or termination of service as an Employee, Consultant or Outside Director. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

            (i) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

            (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (k) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                    (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market system of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange), for the last market trading day prior to the time of determination as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                    (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market system thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock or;

                    (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

             (l) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

             (m) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

             (n) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

             (o) "Option" means a stock option granted pursuant to the Plan.

             (p) "Optioned Stock" means the Common Stock subject to an Option.

             (q) "Optionee" means an Employee, Consultant or Outside Director who receives an Option.

             (r) "Outside Director" shall mean a member of the Board who is not an Employee or a Consultant.

             (s) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

             (t) "Performance Award" means a performance award granted pursuant to Section 14 of the Plan.

             (u) "Plan" means this 1994 Stock Plan.

             (v) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

             (w) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 3,685,000 shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock.

            If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4. Administration of the Plan.

            (a) Procedure.

                    (i) Administration With Respect to Directors and Officers. With respect to grants of Options or Performance Awards to Employees who are officers or directors of the Company and Outside Directors, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

                    (ii) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

                    (iii) Administration With Respect to Consultants and Other Employees. With respect to grants of Options or Performance Awards to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of California corporate and securities laws and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

            (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                    (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

                    (ii) to select the officers, Consultants and Employees to whom Options or Performance Awards may from time to time be granted hereunder;

                    (iii) to determine whether and to what extent Options or Performance Awards are granted hereunder;

                    (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder ;

                    (v) to approve forms of agreement for use under the Plan;

                    (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

                    (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

                    (viii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period); and

                    (ix) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

            (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

         5. Eligibility.

            (a) Nonstatutory Stock Options and Performance Awards may be granted to Employees, Consultants and Outside Directors. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Outside Director who has been granted an Option or Performance Award may, if he is otherwise eligible, be granted additional Options and Performance Awards.

            (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

            (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

            (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

         6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

         7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

         8. Option Exercise Price and Consideration.

            (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Board, but shall be subject to the following:

                    (i) In the case of an Incentive Stock Option

                        (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                        (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                    (ii) In the case of a Nonstatutory Stock Option

                        (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                        (B) granted to any person, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

            (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the

Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (6) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (7) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; (8) any combination of the foregoing methods of payment, (9) or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 315(b) of the California corporation law).

         9. Exercise of Option.

            (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

                An Option may not be exercised for a fraction of a Share.

                An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

                Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) Termination of Employment. In the event of termination of an Optionee's Continuous Status as an Employee, Consultant or Outside Director, such Optionee may, but only within thirty (30) days, or within such other period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and such time period not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

            (c) Disability of Optionee. Notwithstanding the provisions of
Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee, Consultant or Outside Director as a result of his disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

            (d) Death of Optionee. In the event of the death of an Optionee while Optionee is an Employee, Consultant or Outside Director, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of death, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

            (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

            (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

         10. Non-Transferability of Options and Performance Awards. Options and Performance Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Performance Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

            In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

         12. Limitation on Number of Option Shares. The following limitations shall apply to grants of options to Employees hereunder:

            (a) No Employee shall be granted, in any fiscal year of the Company, options to purchase more than 250,000 shares of Common Stock.

            (b) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 11 hereof.

            (c) If an option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the canceled option will be counted against the limit set forth in Section 12 (a) above. For this purpose, if the exercise price of an option is reduced, the transaction will be treated as a cancellation of the option and the grant of a new option.

         13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

         14. Performance Awards.

            (a) Performance Awards are cash or stock bonus awards that may be granted either alone, in addition to or in tandem with other awards granted under the Plan and/or awards made outside of the Plan. Performance Awards shall not require payment by the recipient of any consideration for the Performance Award or for the shares of Common Stock covered by such award. The Board or a committee created by the Board for the purpose of administering Performance Awards (the "Performance Award Committee") in accordance with Section 4 shall determine the performance and/or employment factors to be used in the determination of the amount of Performance Awards and the extent to which such Performance Awards have been earned. Shares issued pursuant to a Performance Award may be made subject to various conditions, including vesting or forfeiture provisions. Performance Awards may vary from participant to participant and between groups of participants and shall be based upon the achievement of Company and/or individual performance factors or upon such other criteria as the Performance Award Committee may deem appropriate.

            (b) Adjustment of Awards. The Performance Award Committee may, after the grant of Performance Awards, adjust the performance factors applicable to such Performance Awards to take into account changes in the law or in accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

            The foregoing amendment shall become effective as of September 1, 1995, subject to shareholder approval at the Company's August 29, 1995 annual meeting of shareholders.

         15. Amendment and Termination of the Plan.

            (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the

Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

            (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         16. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

            The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         18. Agreements. Options and Performance Awards shall be evidenced by written agreements in such form as the Board shall approve from time to time.

         19. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock is listed.

                              GEOWORKS CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 15, 1998


      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS


               The undersigned hereby appoints Gordon E. Mayer and Teresa M. Gutierrez, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Geoworks Corporation (the "Company") to be held at 960 Atlantic Avenue, Alameda, California 94501 on September 15, 1998, at 11:00 a.m., local time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:


                                                                ----------------
                                                                  SEE REVERSE
                                                                  SIDE
                                                                ----------------

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
                                                                                                [X] PLEASE MARK YOU CHOICE LIKE THIS

ACCOUNT NUMBER                       COMMON

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                 WITHHELD
                                                FOR              FOR ALL
 1. ELECTION OF DIRECTORS
    Nominees: Bernard A. Bianchino              [ ]                [ ]
              Brian P. Dougherty
              Gordon E. Mayer
              Eric E. Schmidt
              David A. Thatcher

 Instruction:  To withhold authority
 to vote for any individual nominee,
 write that nominee's name on the
 space provided below:


 -------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                 FOR           AGAINST            ABSTAIN
                                                                                The Board of Directors recommends a vote FOR all
                                 [ ]             [ ]                 [ ]        nominees for election and FOR Proposals 2 and 3.
 2. AMENDMENT OF 1994
    STOCK PLAN TO
    INCREASE THE NUMBER
    OF SHARES OF COMMON                                                         THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE
    STOCK RESERVED FOR                                                          OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE
    ISSUANCE THEREUNDER                                                         COMPANY'S NOMINEES FOR ELECTION AND FOR PROPOSALS
    BY 785,000 SHARES.                                                          2 AND 3.


                                                                                In their discretion, the proxies are authorized to
                                  FOR           AGAINST            ABSTAIN      vote upon such other business as may properly come
 3. RATIFICATION OF                                                             before the meeting or any adjournment or
    SELECTION OF ERNST &          [ ]             [ ]                [ ]        postponement thereof to the extent authorized by
    YOUNG LLP AS THE                                                            Rule 14a-4(c) promulgated by the Securities and
    COMPANY'S                                                                   Exchange Commission.
    INDEPENDENT AUDITORS
                                                                                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                                                                DIRECTORS OF THE COMPANY.
--------------------------------------------------------------------------------


                                                                                Dated: ______________________ , 1998
                                                                                _____________________________________
                                                                                _____________________________________
                                                                                Signature(s)

                                                                                Please sign exactly as your name(s) appear(s) on
                                                                                your stock certificate. If shares are held of record
                                                                                in the names of two or more persons or in the name
                                                                                of husband and wife, whether as joint tenants or
                                                                                otherwise, both or all of such persons should sign
                                                                                the proxy. If shares of stock are held of record by
                                                                                a corporation, the proxy may be executed by an
                                                                                officer, agent or proxyholder as the bylaws of the
                                                                                corporation may prescribe, or in the absence of that
                                                                                determination, by the Chairman, president or any
                                                                                vice president. Executors, administrators or other
                                                                                fiduciaries who execute the above proxy for a
                                                                                deceased stockholder should give their full title.
                                                                                Please date the proxy. WHETHER OR NOT YOU EXPECT TO
                                                                                ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND
                                                                                PROMPTLY RETURN THIS PROXY IN THE ENCLOSED,
                                                                                POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE
                                                                                REPRESENTED AT THE MEETING.


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